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                                                                EXHIBIT 10.11


                    FIRST AMENDMENT TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT


This First Amendment (this "First Amendment") to the Amended and Restated Limited Liability Company Agreement of MBW Investors LLC, dated as of December 31,1996 (the "Existing LLC Agreement"), is made as of January 16, 1998.

WHEREAS, the Members of the Company are parties to the Existing LLC Agreement;
and

WHEREAS, in connection with the Duncan Hines Acquisition (as defined below), the parties hereto desire to amend the Existing LLC Agreement as provided herein.

NOW THEREFORE, in consideration of the agreements and obligations set fort herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby, amend the Existing LLC Agreement as follows:

1.  Definitions.

(a) Capitalized terms used in this First Amendment but not otherwise defined herein shall have the respective meanings given such terms in the Existing LLC Agreement.

(b) Section 1.1 of the Existing LLC Agreement is hereby amended by inserting the following additional definitions:

"Additional B Units" has the meaning given such term in Section 8.3 hereof.

"Duncan Hines Acquisition" means the acquisition of the Duncan Hines business by the Operating Company pursuant to the Asset Sale and Purchase Agreement, dated November 25, 1997, by and among The Procter & Gamble Company, certain affiliates thereof, and the Operating Company, as assignee of the Company and MBW Holdings.

"Original B Units" has the meaning given such term in Section 8.3 hereof.
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(c)  Section 1.1 of the Existing LLC Agreement is further amended by amending and restating the definitions set forth below as follows:

"MBW Holdings" means Aurora Foods Holdings Inc., a Delaware corporation formerly known as MBW Holdings Inc.

"McCown Pa Leeuw" means, collectively, McCown De Leeuw & Co. III, L.P., a California limited partnership, McCown De Leeuw & Co. Offshore (Europe) III, L.P., a Bermuda limited partnership, McCown De Leeuw & Co. III (Asia), L.P., a Bermuda limited partnership, Gamma Fund LLC, a California limited liability company, McCown De Leeuw & Co. IV, L.P., a California limited partnership, and Delta Fund LLC, a California limited liability company.

"Operating Company" means Aurora Foods Inc., a Delaware corporation formerly known as MBW Foods Inc.

2. Section 6.4 shall be amended by inserting the words "voting control of the" immediately before the words "then outstanding Voting Units."

3.  Section 6.13 of the Existing LLC Agreement shall be amended as follows:

(a) subclause (a)(i) shall be amended by inserting the words "voting control of the" immediately before the words "then outstanding Voting Units".

(b) subclause (b)(i) shall be amended by inserting the words "voting control of the" immediately before the words "then outstanding Voting Units."

4. Article VIII of the Existing LLC Agreement is hereby amended and restated by deleting Article VIII in the Existing LLC Agreement and inserting in lieu thereof Article VIII as set forth on Exhibit I to this First Amendment.

5.  Section 15.4(a) is amended as follows:

(a) Section l5(a)(i) is hereby amended by inserting the word "and" at the end thereof.

(b) Section 15(a)(ii) is amended and restated to read in its entirety as follows:
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(ii) to the Members pursuant to Section 8.3 hereof after giving effect to all contributions, distributions and allocations for all periods.

(c)  Section 15(a)(iii) is hereby deleted in its entirety.

                                                        Exhibit I to
                                                        First Amendment


                                 ARTICLE VIII

                         DISTRIBUTIONS AND ALLOCATIONS


Section 8.1 General Distribution Rules. Except as provided in Section 8.2 hereof, all distributions to Members shall be made at such times and in such amounts as shall be determined by the Board. For purposes of this Article VIII, the term "Member" shall include an Assignee of a Member and their successors and assigns.

Section 8.2 Tax Liability Distributions. The Board shall make cash distributions on or prior to April 15th of each Year to the Members in amounts intended to enable the Members (or any Person whose tax liability is determined by reference to the income of a Member) to discharge their United States federal, state and local income tax liabilities arising from the allocations made pursuant to this
Article VIII with respect to the Company's operations in the preceding year (a "Tax Liability Distribution"). The amount of any such Tax Liability Distribution shall be equal to 50% of the amount of income and gain allocated to each Member pursuant to this Article VIII; provided, however, if any distributions are made with respect to the year in which the Tax Liability Distribution is being determined pursuant to Sections 8.3(ii) through 8.3(vii) hereof, such distributions shall reduce, by the amount of the distribution under the relevant Section, the amount of the Tax Liability Distribution resulting from the allocation of income and gain to such corresponding Section.

Section 8.3 Other Distributions. Distributions other than Tax Liability Distributions, including without limitation distributions of Available Cash but not including distributions upon liquidation pursuant to Section 8.4 hereof, shall be made to the Members as follows :

(i) First, an amount shall be distributed to the Class A Holders, which amount, when added to all prior distributions made to such Members with respect to the Class A Units under this Section 8.3(i), shall be up to the aggregate Capital Contributions of all Class A Holders at the time such distribution is made. Such distribution shall be allocated among the Class A Holders in proportion to their Capital Contributions.

(ii) Next, an amount shall be distributed to the Class B Holders holding Class B Units outstanding as of January 1, 1998 ("Original B Units"), which amount, when added to all prior distributions made to such Members with respect to the Original B Units under Section 8.2 and this Section 8.3(ii), shall be up to the product of (A) $1,000 multiplied by (B) the number of outstanding Original

        B Units held by such Class B Holders. Such distribution shall be allocated among the Class B Holders in proportion to their respective Original B Units.

(iii)   Next, an amount equal to $19,546,500 shall be distributed as follows:
        (A) an amount shall be distributed to each Class A Holder and each Class B Holder holding Original Class B Units, which amount, when added to all prior distributions made to such Member under Section 8.2 with respect to such Class A Units and Original B Units (other than those prior distributions already taken into account in clause (ii) above) and this
        Section 8.3(iii) shall produce a return of 10% simple interest per annum on (i) in the case of a Class A Holder, the Unrecouped Capital Contribution of such Class A Holder outstanding from time to time from December 31, 1996 and (ii) in the case of Class B Holders holding Original B Units, the portion of the amount payable pursuant to Section 8.3(ii) which remains undistributed from time to time from December 31,1996; (B) if any portion of the $19,546,500 distributable under this clause (iii) remains undistributed after all distributions required under subclause (A) above have been made, an amount shall be distributed to the Class C Holders and the Class D Holders holding Vested Class D Units in accordance with the principles set forth in Section 8.3(vi) below except that the references to "this Section 8.3(vi)" therein shall for purposes of this Section 8.3(iii) be references to this Section 8.3(iii) and any references to Section 8.3(v) therein shall be deleted; and (C) if any portion of the $19,546,500 distributable under this clause (iii) remains undistributed after all distributions required under subclauses (A) and (B) above have been make, an amount shall be distributed to the Class A Holders, the Class B Holders holding Original B Units, the Class C Holders, and the Class D Holders in accordance with the principles set forth is Section 8.3(vii) below except that with respect to any distribution to be made to Class A Holders and Class B Holders in accordance with the principles set forth in such Section 8.3(vii), such distribution shall be allocated among the Class A Holders and the Class B Holders in accordance with their respective holdings of Class A Units and Original B Units. To the extent the amount of any proposed distribution under subclause (A) or (B) above is not sufficient to provide a full distribution of the amount required to be distributed to each Member entitled to receive a distribution with respect thereto, the amount of such distribution shall be allocated, in the case of subclause (A), between the Class A Holders as a group and the Class B Holders holding Original B Units as a group, and in the case of subclause (B), between the Class C Holders is a group and the Class D Holders holding Vested Class D Units as a group, based on the respective amounts which each such group would have received had the total distribution been made.

(iv) Next, an amount shall be distributed to the Class B Holders with respect to all Class B Units other than Original B Units ("Additional B Units"), which amount, when added to all prior distributions made to such Members with respect to such Additional B Units under Section 8.2 and this
        Section 8.3(iv),


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     shall be up to the product of (A) $1,300 multiplied by (B) the number of outstanding Additional B Units held by such Class B Holders, Such distribution shall be allocated among the Class B Holders holding Additional B Units in proportion to their respective Additional B Units.

(v) Next, an amount shall be distributed to each Class A Holder and each Class B Holder, which amount, when added to all prior distributions made to such Member under Section 8.2 with respect to Class A Units or Class B Units, respectively (other than those prior distributions already taken into account in clauses (ii) or (iv) above), under Section 8.3(iii)(A) above and under this Section 8.3(v) shall produce a return of 10% simple interest per annum and no more on (i) in the case of a Class A Holder, the Unrecouped Capital Contributions of such Class A Holder outstanding from time to time from December 31,1996 and (ii) in the case of the Class B Holders, the portion of the amount payable pursuant to Section 8.3(ii) and Section 8.3(iv) which remains undistributed from time to time from December 31, 1996. To the extent the amount of any proposed distribution under this
     Section 8.3(v) is not sufficient to provide a full distribution of the amount required to be distributed to each Class A Holder and Class B Holder by this Section 8.3(v), the amount of such distribution shall be allocated between the Class A Holders as a group and the Class B Holders as a group based on the respective amounts which each group would have received had the total distribution been made.

(vi) Next, an amount shall be distributed to the Class C Holders and the Class D Holders as follows: (A) an amount shall be distributed to the Class C Holders, which amount, when added to all prior distributions made to such Members with respect to the Class C Units under Section 8.2, Section 8.3(iii)(B) and this Section 8.3(vi), shall be up to the Outstanding C Units Percentage multiplied by 16.25% of all prior distributions made pursuant to Section 8.3(iii)(A) and Section 8.3(v) above, with such distribution to be allocated among the Class C Holders in proportion to the Class C Units than held by each of them, and (B) an amount shall be distributed to the Class D Holders holding Vested Class D units, which amount, when added to all prior distributions made to such Members with respect to the Vested Class D Units under section 8.2, Section 8.3(iii)(B) and this Section 8.3(vi), shall be up to the Outstanding D Units Percentage multiplied by 8.75% of all prior distributions made pursuant to Section 8.3(iii)(A) and Section 8.3(v) above, with such distribution to be allocated among the Class D Holders in proportion to the Vested Class D Units then held by each of them. To the extent the amount of any proposed distribution under this Section 8.3(vi) is not sufficient to provide a full distribution of the amount required to be distributed to each Class C Holder and each Class D Holder holding Vested Class D Units by this Section 8.3(vi), the amount of such distribution shall be allocated between the Class C Holders as a group and the Class D Holders holding Vested Class D Units as a group based on the respective

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

        amounts which each group would have received had the total distribution been made.

(vii) Next, any balance shall be distributed to the Class A Holders, the Class B Holders, the Class C Holders and the Class D Holders as follows: (A) 80% of such balance shall be distributed to the Class A Holders and the Class B Holders, with such distribution to be allocated among the Class A Holders and Class B Holders in accordance with their respective holdings of Class A Units and Class B Units as if the Class A Units and Class B Units were Units of a single class; provided, that the portion of such 80% of such balance to be distributed to each Class A Holder and Class B Holder shall be the amount necessary so that all distributions to Class A Holders and Class B Holders under this Section 8.3(vii), when added to all distributions under clauses (iii) and (v) of this Section 8.3, are proportionate to the number of Class A Units outstanding (with respect to the Class A Holders) and the number of Class B Units outstanding (with respect to the Class B Holders (B) 13% of such balance (such amount the "13% Balance") shall be distributed among the Class C Holders and the Class A and Class B Holders as follows: (x) an amount equal to the Outstanding C Units Percentage multiplied by the 13% Balance shall be distributed to the Class C Holders to be allocated among the Class C Holders in proportion to the Class C Units then held by each of them and (y) the portion, if any, of the 13% Balance remaining on hand after the distribution described in subclause 8.3(vii)(B)(x) above shall be distributed to the Class A and Class B Holders as a group to be allocated among such Class A and Class B Holders in proportion to which their respective holdings of Class A Units and Class B Units as if the Class A Units and Class B Units were Units or a single class; and (C) 7% of such balance (such amount the "7% Balance") shall be distributed among the Company on account of the Class D Units and the Class A, Class B and Class C Holders as follows; (x) an amount equal to the Outstanding D Units Percentage multiplied by the 7% Balance shall be distributed to the Class D Holders holding Vested Class D Units to be allocated among such Class D Holders in proportion to the Vested Class D Units then held by each of them and (y) the portion, if any, of the 7% Balance remaining on band after the distribution described in subclause 8.3(vii)(C)(x) above shall be distributed to the Class A Holders, the Class B Holders and the Class C Holders to be allocated among such Holders in proportion to the aggregate amounts distributed to each of them pursuant to Sections 8.3(vii)(A) and (B) hereof.

Notwithstanding the foregoing, in the event that distributions have been made under Sections 8.3(i)-(vi) above and are then eligible to be made under Section 8.3(vii), and the outstanding D Units Percentage is increased from the percentage in effect at the time distributions were previously made under
Section 8.3(vi) above, additional distributions shall be made under Section 8.3(vi) above to those Class D Holders holding Vested Class D Units to the

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extent their holdings of such Units increased the Outstanding D Units
Percentage, respectively, before any further distributions under Section 8.3(vii) are made.

Section 8.4 Distribution of Protocols Upon Liquidation Upon liquidation of the Company, any distributions shall be made in accordance with the terms and conditions of Article XV hereof and shall be made by the end of the taxable year in which the liquidation occurs, or, if later, within ninety (90) days after the liquidation.

Section 8.5 Tax Withholding. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article VIII for all purposes of this Agreement. The Board is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision ion of any other federal, state or local law and shall allocate such amounts to those Members or with respect to which such amounts were withheld.

Section 8.6 limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

Section 8.7 Allocation of Profits. Profits of the Company for any Tax Year shall be allocated in the following order and priority:

(i) First, among the Member in accordance with and in an amount equal to the cumulative Losses allocated among the Members pursuant to Section 8.8(11) hereof for all prior periods and not previously taken into account under this clause.

(ii) Next, among the Members in accordance with and in an amount equal to the cumulative Losses allocated among the Members pursuant to Section 8.8(i) hereof for all prior periods sand not previously taken into account under this clause.

(iii) Next, among the Class B Holders in proportion to, and in an amount cc-to the excess, if any, of (A) the cumulative cash distributions under
        Section 8.3(ii) that have previously been made to the Class B Holders and that each Class B Holder would have received under such Section for the then current Tax Year of the Company had an amount of cash at least equal to such Profits been available for such distribution under such Section over (B) the cumulative allocations previously made to the Class B Holders pursuant to this Section 8.7(iii) .


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

(iv) Next, among the Class A Holders, the Class B Holders, the Class C Holders and the Class D Holders holding Vested Class P Units in proportion to, and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(iii) hereof that have previously been made to the Class A Holders, the Class B Holders, the Class C Holders and such Class D Holders and that each Class A Holder, Class B Holder, and Class C Holder and each such Class D Holder would have received under Section 8.3(iii) hereof for the then current Tax Year of the Company had an amount of cash at least equal to such Profits been available for such distribution under such Section over (B) the cumulative allocations previously made to the Class A Holders, the Class B Holders and the Class C Holders and such Class D Holders pursuant to this Section 8.7(iv).

(v) Next, among the Class B Holders in proportion to, and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under that Section 8.3(iv) hereof that have previously been made to the Class B Holders and Class B Holder would have received under such section for the then current Tax Year of the Company had an amount of cash at least equal to such Profits been available for such distributions under such Section over (B) the cumulative allocations previously made to the Class B Holders pursuant to this Section 8.7(v).

(vi) Next, among the Class A Holders and the Class B Holders in proportion to, and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(v) hereof that have previously been made to the Class A Holders and Class B Holders and that each Class A Holder and Class B Holder would have received under Section 8.3(v) hereof for the then current Tax Year had an amount of cash at least equal to such Profits been available for such distribution under such Section over (3)the cumulative allocations previously made to the Class A Holders and Class B Holders pursuant to this Section 8.7(vi).

(vii) Next, among the Class C Holders and Class D Holders holding Vested Class D Units in proportion to, and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(vi) that have previously been made to the Class C Holders and such Class D Holders and that each Class C Holder and each such Class D Holder would have received under Section 8.3(vi) hereof for the current Tax Year of the Company had an amount of cash at last equal to such Profits been available for distribution under such Section over (B) the cumulative allocations previously made to the Class C Holders and such Class D Holders pursuant to this Section 8.7(vii).

(viii) Next, among the Members in proportion to and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under


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        Section 8.3(vii) hereof that have previously been made to such Members and that such Member would have received under Section 8.3(vii) hereof for the then current Tax Year had an amount at cash at least equal to such Profits been available for such distribution under such Section over (B) the cumulative allocations previously made to the Members pursuant to this Section 8.7(viii).

For purposes of determining Profits allocations under this Section 8.7, amounts actually distributed under the relevant paragraph of Section 8.3 shall be increased by the amount of the reduction under such paragraph that was made to reflect the Section 8.2 distribution referred to therein.

Section 8.8 Allocation of Losses. Losses of the Company for any Tax Year shall be allocated in the following order and priority;

(i) First, to offset any Profits previously allocated under Section 8.7 in the inverse order and priority in which such Profits were allocated; and

(ii) Next, in the following order (a) to the Class A Holders to the extent of their Capital Contributions and (b) to the Class A Holders and the Class B Holders in accordance with their respective pro rata portion of Class A Units and Class B Units taken together for this purpose as a single class or Units.

Section 8.9 Special Allocations. The following special allocations shall be made in the following order:

(i) Qualified Income Offset. Notwithstanding the foregoing, in the event that any Member receives any adjustments, allocations or distributions described in Sections l.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain (including gross income) shall be specially allocated to each such Member in a manner and amount sufficient to eliminate, to the extent required by such Regulations, the negative balance in the Capital Account of the Member described in Section 1.704-1(b)(2)(ii)(d)(3) of the Treasury Regulations as quickly as possible.

(ii) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Tax Year, each such Member shall be specially allocated items of Company income and gain in the amount of such deficit Capital Account as quickly as possible, provided that an allocations pursuant to this Section 8.9(ii) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 8 have been made as if Section 8.9(i) and (ii) were not in this Agreement.


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Section 8.10 Allocation Rules.

(a) In the event Members are admitted to the Company pursuant to this Agreement on different dates, the Profits (or Losses) allocated to the Members for each Tax Year during which Members are so admitted shall be allocated among the Members in proportion to the respective Units that each holds from time to time during such Tax Year in accordance with
      (S)706 of the Code, using any convention permitted by law and selected by the Board.

(b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any method that is permissible under 4706 or the Code and the Treasury Regulations thereunder.

(c) Except as otherwise provided in this Agreement, all types of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Tax Year in question.

(d) The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Company income and loss for income tax purposes.

Section 8.11 Tax Allocations of Section 704(c) of the Code.

(a) In accordance with (S)704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.1 hereof).

(b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Paragraph (b) of the definition of "Gross Asset Value" contained in Section 1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under (S)704(c) of the Code and the Treasury Regulations thereunder.

(c) Any elections or other decisions relating to allocations under this Article VIII, including the selection of any allocation method permitted under proposed Treasury Regulation (S)1.704-1(c), shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 8.11 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into

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     account in computing, any Member's Capital Account or share of Profits,
     Losses, other items or distributions pursuant to any provision of this Agreement.



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